Exhibit 99.1

PRESS RELEASE

May 14, 2013

1:05 p.m. PDT

QUANTUM AND STARBOARD VALUE REACH AGREEMENT ON BOARD OF DIRECTORS MEMBERSHIP

SAN JOSE, Calif., May 14, 2013 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today announced that it has entered into an agreement with Starboard Value LP and its affiliates (“Starboard”) regarding the membership and composition of Quantum’s board of directors.

Under the agreement, Jeffrey Smith, Starboard’s CEO and chief investment officer, has been appointed to Quantum’s board of directors, effective immediately and the size of the board has been expanded from eight to nine members and will remain at nine until prior to Quantum’s 2014 Annual Meeting of Stockholders. Quantum will also nominate two additional Starboard-recommended directors – Louis DiNardo, president and CEO of Exar Corp., and Philip Black, president and CEO of Nexsan Technologies – for election at Quantum’s 2013 Annual Meeting of Stockholders in the place of two incumbent directors. In the interim, DiNardo and Black may observe meetings of the board.

Also as part of the agreement, Starboard – which beneficially owns approximately 17 percent of the outstanding shares of Quantum’s common stock, including shares underlying Quantum’s convertible senior subordinated notes – will vote all of its shares in favor of each of the Quantum board’s nominees at the 2013 Annual Meeting and in accordance with the board’s recommendation with respect to Quantum’s “say-on-pay” proposal, unless Institutional Shareholder Services Inc. recommends otherwise regarding the proposal.

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Quantum and Starboard Value Reach Agreement on Board of Directors Membership

May 14, 2013, 1:05 p.m. PDT – Page 2

“We are pleased that we were able to come to an agreement with Starboard that we believe serves the best interests of Quantum and all our stockholders,” said Jon Gacek, president and CEO of Quantum. “We also look forward to drawing on the experience and perspectives that Jeff, Lou and Phil each bring to the board as we focus on driving growth and profit by building on our leadership in data protection and big data management.”

“We are pleased to have worked constructively with management and the board of Quantum and are confident that the addition of Lou, Phil and myself will serve the best interests of Quantum and its stockholders,” said Smith, speaking on behalf of Starboard. “We believe that Lou’s track record of execution as a public technology company CEO, and Phil’s extensive experience of more than 30 years as CEO of companies in the storage and technology space, will be invaluable as we work with the board to enhance value for the benefit of all stockholders.”

The full text of the agreement between Quantum and Starboard will be filed with the Securities and Exchange Commission as an exhibit to Quantum’s current report on Form 8-K.

About Quantum

Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be Certain™ they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com/BeCertain.

About Starboard Value LP

Starboard Value is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. The investment team has a successful track record of generating significant alpha for investors using their expertise in shareholder activism.

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Quantum and Starboard Value Reach Agreement on Board of Directors Membership

May 14, 2013, 1:05 p.m. PDT – Page 3

Quantum, the Quantum logo and Be Certain are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding the settlement agreement announced today, its benefits and the expected actions arising therefrom are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2012 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 8, 2013. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Quantum Contacts:

Brad Cohen

Public Relations

Quantum Corp.

(408) 944-4044

brad.cohen@quantum.com

Christi Lee

Investor Relations

Quantum Corp.

(253) 334-9823

ir@quantum.com

Starboard Contacts:

Peter Feld, (212) 201-4878

Gavin Molinelli, (212) 201-4828

www.starboardvalue.com

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